                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D. C. 20549



                                 FORM 8-K/A-1

                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


     Date of Report (Date of earliest event reported)     January 31, 1996
                                                      --------------------



                              ARCH PETROLEUM INC.
- --------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)


                    Delaware               0-9976               83-0248900
- ----------------------------------  --------------------  ----------------------
(State or other jurisdiction of          (Commission         (IRS Employer
 incorporation)                           File Number)       Identification No.)

777 Taylor Street, Suite II, Fort Worth, Texas                   76102
- --------------------------------------------------------------------------------
(Address of principal executive offices)                       (Zip Code)

Registrant's telephone number, including area code  (817) 332-9209
                                                   -----------------


                                 NOT APPLICABLE
- --------------------------------------------------------------------------------
(Former name or former address, if changed since last report.)

ITEM 7.  FINANCIAL STATEMENTS,  PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
         -------------------------------------------------------------------

     (a) Audited financial statements of Trax Petroleums Limited for the years ended November 30, 1994, 1993 and 1992.

     (b) Unaudited balance sheets of Trax Petroleums Limited at August 31, 1995 and unaudited statements of operations of Trax Petroleums Limited for the nine months ended August 31, 1995 and 1994.

     (c)  Pro forma financial information of Arch Petroleum Inc.
             Unaudited Pro Forma Balance Sheet as of September 30, 1995 Unaudited Pro Forma Statement of Operations for the year ended
                 December 31, 1994, and the nine months ended September 30, 1995


     (d)  Exhibits

          Exhibit
          Number
          ------
          10.8 (a)       Cash Offer Circular by Arch Petroleum Inc. to purchase all of the
                            Common Shares of Trax Petroleums Limited
          10.8 (b)       Notice of Guaranteed Delivery
          10.8 (c)       Letter of Acceptance and Transmittal
          10.9           Third Restated Revolving Credit Loan Agreement dated February 20,
                            1996, among Arch Petroleum Inc. and Bank One, Texas, N.A., as
                            Agent, and other Banks
          10.10          Credit Agreement, dated as of February 20, 1996, among Trax
                         Petroleums Limited and Bank of Montreal, as Agent, and other
                            Financial Institutions

                              ARCH PETROLEUM INC.
                 PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
                                  (UNAUDITED)

     The following unaudited pro forma condensed consolidated balance sheet combines the accounts of Arch Petroleum Inc. ("Arch" or "Registrant") and Trax Petroleums Limited ("Trax"), assuming the acquisition had occurred as of September 30, 1995. The unaudited pro forma consolidated statements of operations for the nine months ended September 30, 1995, and for the year ended December 31, 1994, combine the historical information of the Registrant and Trax, together with the related pro forma adjustments which are based on estimates and assumptions explained in further detail in the accompanying notes. The statements of operations for the nine months ended September 30, 1995, and for the year ended December 31, 1994, reflect the consolidated operations of Arch and Trax as if the acquisition was consummated as of the beginning of fiscal 1994.

     The unaudited pro forma consolidated financial statements are provided for comparative purposes only and should be read in conjunction with the historical audited consolidated financial statements of the Registrant and the historical audited financial statements of Trax and the related notes thereto included herewith. The pro forma information presented is not necessarily indicative of the combined financial results and the combined financial position as they may be in future periods or as they might have been for the period or as of the date indicated had the acquisition been consummated at the beginning of such period or as of such date. No assumptions have been made to reflect results of exploratory drilling on prospects owned by Trax.

                              ARCH PETROLEUM INC.
                            PRO FORMA BALANCE SHEET

                                                                           September 30, 1995
                                       ------------------------------------------------------------------------
                                               Historical (Note 1)
                                       -------------------------------
                                                                                 Pro Forma
                                                                                Adjustments
                                             Arch             Trax               (Note 3)           Pro Forma
                                       --------------    -------------  -----------------------  --------------
Assets:
    Current assets                     $   10,471,000    $   1,129,000                           $   11,600,000
    Oil and gas properties and
       natural gas pipelines, net          65,678,000        6,506,000                1,940,000      74,124,000
    Other assets, net                       2,773,000              -                                  2,773,000
                                       --------------    -------------                           --------------
       Total assets                    $   78,922,000    $   7,635,000                           $   88,497,000
                                       ==============    =============                           ==============

Liabilities:
    Current liabilities                $   11,270,000    $     551,000                  577,000  $   12,398,000
    Deferred revenue                       17,222,000              -                                 17,222,000
    Long-term debt, less
       current maturities                  15,398,000          456,000                7,876,000      23,730,000
    Convertible subordinated notes          5,000,000              -                                  5,000,000
    Deferred federal income taxes           1,709,000              -                                  1,709,000
    Other liabilities                         332,000          115,000                                  447,000
                                       --------------    -------------                           --------------
       Total liabilities                   50,931,000        1,122,000                               60,506,000

    Preferred Stock                        20,000,000              -                                 20,000,000

Shareholders' Equity:
    Common Stock                              171,000       13,214,000              (13,214,000)        171,000
    Additional paid-in capital              4,779,000              -                                  4,779,000
    Retained earnings (deficit)             3,041,000       (6,701,000)               6,701,000       3,041,000
                                       --------------    --------------                          --------------
    Total Shareholders' equity              7,991,000        6,513,000                                7,991,000
                                       --------------    --------------                          --------------

    Total liabilities and
       shareholders' equity            $   78,922,000    $   7,635,000                           $   88,497,000
                                       ==============    =============                           ==============

The accompanying notes are an integral part of this unaudited condensed consolidated pro form balance sheet.

                              ARCH PETROLEUM INC.
                       PRO FORMA STATEMENT OF OPERATIONS

                                                              Nine Months Ended September 30, 1995
                                       ------------------------------------------------------------------------
                                                   Historical (Note 1)
                                       -----------------------------------
                                                                                Pro Forma
                                                                               Adjustments
                                            Arch                Trax            (Note 3)          Pro Forma
                                       ----------------   ----------------  -----------------   ---------------
REVENUES:
    Oil and gas sales                  $     12,344,000   $      1,496,000                     $     13,840,000
    Pipeline sales                           36,537,000               -                              36,537,000
    Alberta royalty tax credit                     -               213,000                              213,000
    Drilling and production
       overhead fees                            156,000             69,000                              225,000
    Interest and other                          563,000             47,000                              610,000
                                       ----------------   ----------------                     ----------------
                                             49,600,000          1,825,000                           51,425,000

COSTS AND EXPENSES:
    Leases operations                         5,483,000            405,000                            5,888,000
    Natural gas purchases and
       pipeline operations                   34,829,000               -                              34,829,000
    Exploration                                 830,000          1,321,000                            2,151,000
    Depletion, depreciation and
       amortization                           3,940,000          1,107,000  $         126,000         5,173,000
    General and administrative                3,103,000            614,000                            3,717,000
    Interest                                  1,356,000             16,000            530,000         1,902,000
    Minority interest in loss
       of consolidated subsidiaries             317,000               -                                 317,000
                                       ----------------   ----------------  -----------------  ----------------
                                             49,858,000          3,463,000            656,000        53,977,000
                                       ----------------   ----------------  -----------------  ----------------

Loss before income taxes
    and dividends                              (258,000)        (1,180,000)          (656,000)       (2,552,000)

Deferred federal income tax benefit             (88,000)             -                                  (88,000)
                                       ----------------   ----------------  -----------------  ----------------

Net loss                                       (170,000)        (1,638,000)          (656,000)       (2,464,000)

Dividends on preferred stock                  1,200,000              -                                 1,200,00
                                       ----------------   ----------------  -----------------  ----------------

Net loss available to shareholders     $     (1,370,000)  $     (1,638,000) $        (656,000) $     (3,664,000)
                                       ================   ================  =================  ================

Net loss available per common share    $          (0.08)                                       $          (0.21)
                                       ================                                        ================

Weighted average common and
    common equivalent shares
    outstanding                              17,198,000                                              17,198,000
                                       ================                                        ================

    The accompanying notes are an integral part of this unaudited condensed consolidated pro forma statement of operations.

                              ARCH PETROLEUM INC.
                       PRO FORMA STATEMENT OF OPERATIONS


                                                              Year Ended December 31, 1994
                                       -----------------------------------------------------------------------
                                                   Historical (Note 1)
                                       -----------------------------------
                                                                                Pro Forma
                                                                               Adjustments
                                            Arch                Trax            (Note 3)          Pro Forma
                                       ----------------   ----------------  ----------------   ----------------
REVENUES:
    Oil and gas sales                  $      8,730,000   $      2,024,000                     $     10,754,000
    Pipeline sales                           73,525,000               -                              73,525,000
    Alberta royalty tax credit                     -               209,000                              209,000
    Drilling and production
       overhead fees                            203,000             75,000                              278,000
    Interest and other                          238,000            227,000                              465,000
                                       ----------------   ----------------                     ----------------
                                             82,696,000          2,535,000                           85,231,000

COSTS AND EXPENSES:
    Leases operations                         3,527,000            516,000                            4,043,000
    Natural gas purchases and
       pipeline operations                   72,665,000               -                              72,665,000
    Exploration                               1,641,000          2,237,000                            3,878,000
    Depletion, depreciation and
       amortization                           2,907,000            891,000  $        164,000          3,962,000
    General and administrative                3,617,000            724,000                            4,341,000
    Interest                                  1,634,000             18,000           611,000          2,263,000
    Minority interest in loss
       of consolidated subsidiaries            (524,000)              -                                (524,000)
                                       ----------------   ----------------  -----------------  ----------------
                                             85,467,000          4,386,000            775,000        90,628,000
                                       ----------------   ----------------  -----------------  ----------------

Loss before income taxes
    and dividends                            (2,771,000)        (1,851,000)          (775,000)       (5,397,000)

Deferred federal income tax benefit            (941,000)             -                                 (941,000)
                                       ----------------   ----------------  -----------------  ----------------

Net loss                                     (1,830,000)        (1,851,000)          (775,000)       (4,456,000)

Dividends on preferred stock                    311,000              -                                  311,000
                                       ----------------   ----------------  -----------------  ----------------

Net loss available to shareholders     $     (2,141,000)  $     (1,851,000) $        (775,000) $     (4,767,000)
                                       ================   ================  =================  ================

Net loss available per common share    $          (0.12)                                       $          (0.28)
                                       ================                                        ================

Weighted average common and
    common equivalent shares
    outstanding                              17,244,000                                              17,244,000
                                       ================                                        ================

    The accompanying notes are an integral part of this unaudited condensed consolidated pro forma statement of operations.

                              ARCH PETROLEUM INC.
        NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                   SEPTEMBER 30, 1995 AND DECEMBER 31, 1994


1.   BASIS OF PRESENTATION

     The accompanying unaudited pro forma financial information is presented to reflect Arch's acquisition of Trax as reported in Arch's initial 8-K filing on February 13, 1996. The unaudited consolidated balance sheet combines Arch's balance sheet at September 30, 1995, with Trax's balance sheet at August 31,1995, and is presented as if the acquisition occurred on September 30, 1995. The unaudited consolidated statement of operations as of September 30, 1995, combines Arch's statement of operations for the nine months ended September 30, 1995, with Trax's statement of operations for the nine months ended August 31, 1995. The unaudited consolidated statement of operations as of December 31, 1994, combines Arch's statement of operations for the year ended December 31, 1994, with Trax's statement of operations for the year ended November 30, 1994. Both unaudited consolidated statements of operations are presented as if the acquisition occurred as of the beginning of fiscal 1994.

     Generally accepted accounting principles and practices in Canada are similar to those of the United States ("U.S."). The financial information of Trax presented herein would not be materially different if accounted for under U.S. generally accepted accounting principles. The functional currency for Trax is the local currency (Canadian dollar). The Trax balance sheet accounts have been translated into U.S. dollars at the rate of exchange in effect at September 30, 1995. The Trax income and expense accounts are translated into U.S. dollars at the average rates of exchange in effect during the periods presented.

2.   METHOD OF ACCOUNTING FOR THE ACQUISITION

     The net assets acquired have been accounted for at their estimated "fair values" as required by the purchase method of accounting for business combinations. The purchase price has been allocated to individual assets acquired based on Arch's estimates of such assets' relative fair value.

     Trax's tax basis combined with its net operating loss carryforwards exceed its book basis. However, any tax benefit would be fully reserved since Trax has historically been in a loss position.

3.   PRO FORMA ADJUSTMENTS

     The accompanying unaudited consolidated pro forma balance sheet and statements of operations reflect the following pro forma adjustments:

     (a) Arch borrowed approximately $7.9 million on its bank credit line to fund the acquisition: approximately $7.4 million to purchase 100% of Trax's common stock and approximately $0.5 million to pay related professional expenses. Additional unpaid costs incurred in the acquisition are recorded as current liabilities.

     (b) The $1.9 million addition to oil and gas properties represents the estimated excess of the acquisition price over the net book value of the assets acquired and has been allocated based upon the estimated fair value of said properties.

     (c) Additional interest expense was computed for each of the periods reflecting approximately $7.9 million additional borrowings to finance the acquisition. Interest expense was accrued at rates in effect on Arch's line of credit during each period presented. A one percent increase or decrease in interest rates would have increased or decreased interest expense by $59,000 and $79,000 for the nine months ended September 30, 1995, and the year ended December 31, 1994, respectively.

     (d) Depreciation, depletion and amortization expense has been computed using the units of production method. The additional expense reflects the stepped-up basis of Trax's oil and gas properties.

     (e) No tax benefit associated with Trax's loss or the pro forma adjustments related thereto has been recognized since it is more likely than not that such benefits will not be realized based upon Trax's historical loss position. The realization and recognition of tax benefits associated with Trax is dependent upon the future profitability of Trax.

4.   EARNINGS PER SHARE

     Earnings per share is based on the number of Arch's common shares and common equivalent shares outstanding during the nine months ended September 30, 1995 and the year ended December 31, 1994.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                         ARCH PETROLEUM INC.
                                         --------------------------------------
                                                     (Registrant)


                                         /s/  Fred Cantu
                                         ---------------------------------------
                                         By:  Fred Cantu, Treasurer and
                                              Chief Financial Officer

Date:  March 26, 1996
       --------------

AUDITORS' REPORT TO THE SHAREHOLDERS

We have audited the balance sheets of Trax Petroleums Limited as at November 30, 1994 and 1993 and the statements of loss and deficit and changes in financial position for the years then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the company as at November 30, 1994 and 1993 and the results of its operations and the changes in its financial position for the years then ended in accordance with generally accepted accounting principles.



Chartered Accountants


Calgary, Canada
February 10, 1995

TRAX PETROLEUMS LIMITED
Balance Sheets

November 30, 1994 and 1993

====================================================================================
                                                                  1994          1993
- ------------------------------------------------------------------------------------
Assets

Current assets:
  Cash and term deposits.................................  $ 3,351,396   $ 3,698,321
  Cash held in trust.....................................           --     7,500,000
  Accounts and royalty tax credit receivable (note 5)....      637,041       668,281
  Note receivable........................................      275,000            --
  Prepaid expenses and cash calls........................      121,213         2,324
  ----------------------------------------------------------------------------------
                                                             4,384,650    11,868,926

Capital assets (note 2)..................................    7,668,860     4,647,356

- ------------------------------------------------------------------------------------
                                                           $12,053,510   $16,516,282
====================================================================================

Liabilities and Shareholders' Equity

Current liabilities:
  Accounts payable and accrued liabilities (note 5)......  $   766,980   $ 2,071,076
  Accrued Special Warrant issue costs....................           --       650,000
  Current portion of long-term debt (note 3).............      180,000       180,000
  ----------------------------------------------------------------------------------
                                                               946,980     2,901,076

Long-term debt (note 3)..................................       35,000       215,000

Provision for future removal and site restoration costs..      113,000        50,000

Shareholders' equity:
  Share capital (note 4).................................   17,695,972    10,719,916
  Special Warrants.......................................           --     6,850,000
  Deficit................................................   (6,737,442)   (4,219,710)
  ----------------------------------------------------------------------------------
                                                            10,958,530    13,350,206
- ------------------------------------------------------------------------------------
                                                           $12,053,510   $16,516,282
====================================================================================

See accompanying notes to financial statements.

TRAX PETROLEUMS LIMITED
Statements of Loss and Deficit

Years ended November 30, 1994 and 1993

====================================================================================
                                                                 1994          1993
- ------------------------------------------------------------------------------------
Revenues:
  Oil and gas sales (net of royalties)...................  $2,754,161    $1,380,820
  Alberta royalty tax credit.............................     284,764       130,881
  Property operating fees................................     102,144        29,502
  Interest and other income..............................     308,790       103,514
  ----------------------------------------------------------------------------------
                                                            3,449,859     1,644,717

Costs and expenses:
  General and administrative.............................     984,452       697,466
  Lease operating........................................     702,294       251,334
  Depletion and depreciation.............................   1,212,496       786,000
  Dry hole and surrendered lease costs...................   2,770,544       476,409
  Geological and geophysical costs.......................     273,560        47,815
  Interest (note 3)......................................      24,245        28,116
  ----------------------------------------------------------------------------------
                                                            5,967,591     2,287,140

- ------------------------------------------------------------------------------------
Net loss.................................................   2,517,732       642,423

Deficit, beginning of year...............................   4,219,710     3,577,287

- ------------------------------------------------------------------------------------
Deficit, end of year.....................................  $6,737,442    $4,219,710
====================================================================================

Loss per share                                                  $0.20         $0.09
====================================================================================

See accompanying notes to financial statements.

TRAX PETROLEUMS LIMITED
Statements of Changes in Financial Position

Years ended November 30, 1994 and 1993

====================================================================================
                                                                  1994          1993
- ------------------------------------------------------------------------------------
Cash provided by (used in):

Operating Activities:
 Net loss................................................  $(2,517,732)  $  (642,423)
 Items not requiring cash:
  Depletion and depreciation.............................    1,212,496       786,000
  Dry hole and surrendered lease costs...................    2,770,544       476,409
  Geological and geophysical costs.......................      273,560        47,815
- ------------------------------------------------------------------------------------
                                                             1,738,868       667,801
 Changes in non-cash working capital (note 7)............   (1,666,745)    1,219,581
- ------------------------------------------------------------------------------------
                                                                72,123     1,887,382
Financing Activities:
 Share and warrant issue costs...........................     (523,944)     (732,535)
 Repayment of long-term debt.............................     (180,000)     (145,000)
 Shares issued for cash..................................           --     6,210,732
 Special Warrants issued for cash........................           --     7,500,000
- ------------------------------------------------------------------------------------
                                                              (703,944)   12,833,197

Investing Activities:
 Expenditures on capital assets..........................   (7,280,104)   (3,592,131)
 Proceeds on sale of capital assets......................       65,000        61,660
- ------------------------------------------------------------------------------------
                                                            (7,215,104)   (3,530,471)

- ------------------------------------------------------------------------------------
Increase (decrease) in cash and term deposits............   (7,846,925)   11,190,108

Cash and term deposits, beginning of year................   11,198,321         8,213

- ------------------------------------------------------------------------------------
Cash and term deposits, end of year......................  $ 3,351,396   $11,198,321
====================================================================================

See accompanying notes to financial statements.

TRAX PETROLEUMS LIMITED
Notes to Financial Statements

Years ended November 30, 1994 and 1993
===============================================================================

1.  SIGNIFICANT ACCOUNTING POLICIES:

    On June 30, 1993, Trax Petroleums Limited (the "Company") was continued under the Business Corporations Act (Alberta).

    These financial statements have been prepared in accordance with Canadian generally accepted accounting principles which conform in all material respects, except for disclosure requirements, with United States generally accepted accounting principles.

    (a) Petroleum and natural gas properties:

        The Company follows the successful efforts method of accounting for its oil and gas activities. Under this method, lease acquisition costs and the costs of drilling and equipping successful exploratory and development wells are capitalized. Lease rentals, project geological and geophysical costs, costs of drilling unsuccessful wells and costs of leases surrendered are expensed. The carrying values attributable to non-producing leases which subsequently become productive are transferred to producing properties and, together with drilling and equipping costs, are depleted on the unit-of-production method based on proved reserves in the field as estimated by independent engineering consultants. An assessment of non-producing and producing interests is made annually and a provision for impairment is recorded if deemed appropriate. Gains or losses on dispositions of oil and gas properties are included in income.

        Estimated future removal and site restoration costs, net of salvage values, are provided for using the unit-of-production method based upon estimated proved reserves. These costs are estimated by an independent engineer based on current regulations, costs, technology and industry standards. The annual charge is included in the provision for depletion and depreciation and the related accumulated provision is shown as a non-current liability. Removal and site restoration expenditures are charged to the accumulated provision account as incurred.

        Substantially all of the Company's exploration and development activities are conducted jointly with others and the accounts reflect only the Company's proportionate interest in such activities.

    (b) Depreciation:

        Depreciation of office furniture, equipment and computer software is provided using the declining balance method at rates of 20%, 30% and 50%, respectively. Leasehold improvements are amortized using the straight-line method over the term of the lease.

    (c) Per share information:

        Loss per share is calculated using the weighted average number of shares outstanding during the year. Fully diluted per share information is not disclosed when the effect is anti-dilutive.

TRAX PETROLEUMS LIMITED
Notes to Financial Statements, Page 2

Years ended November 30, 1994 and 1993
===============================================================================

1.  SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

    (d) Flow-through share financing:

        The Company finances a portion of its exploration and development programs with flow-through share issues. The Company accounts for the renouncement of tax benefits associated with these expenditures by reducing share capital and capital assets.

2.  CAPITAL ASSETS:

==============================================================================================
                                                                      Accumulated
                                                                        depletion
                                                                              and     Net book
 1994                                                          Cost  depreciation        value
- ----------------------------------------------------------------------------------------------
 Oil and gas properties...........................      $11,441,985    $3,824,783   $7,617,202
 Furniture, fixtures and leaseholds...............          101,365        49,707       51,658

- ----------------------------------------------------------------------------------------------
                                                        $11,543,350    $3,874,490   $7,668,860
==============================================================================================
==============================================================================================
                                                                      Accumulated
                                                                        depletion
                                                                              and     Net book
 1993                                                          Cost  depreciation        value
- ----------------------------------------------------------------------------------------------
 Oil and gas properties...........................      $ 7,318,463    $2,696,487   $4,621,976
 Furniture, fixtures and leaseholds...............           53,887        28,507       25,380

- ----------------------------------------------------------------------------------------------
                                                        $ 7,372,350    $2,724,994   $4,647,356
==============================================================================================

3.  LONG-TERM DEBT:

==============================================================================================
                                                                             1994         1993
- ----------------------------------------------------------------------------------------------
 Bank demand loan bearing interest at the bank's
 prime rate plus 1 1/2%, secured by a fixed and
 floating charge over the assets of the Company.
 Monthly payments are $15,000 plus interest.......                     $  215,000   $  395,000

 Less:  current portion...........................                        180,000      180,000

- ----------------------------------------------------------------------------------------------
                                                                       $   35,000   $  215,000
==============================================================================================

    In addition, the Company has an unused line of credit available of $500,000. Borrowings under this facility, which would bear interest at the bank's prime rate plus 1%, are secured by the Company's term deposits.

TRAX PETROLEUMS LIMITED
Notes to Financial Statements, Page 3

Years ended November 30, 1994 and 1993
===============================================================================

4.  SHARE CAPITAL:
    Authorized:
        Unlimited number of common shares without nominal or par value.
    Issued:

==============================================================================================
                                                                        Number of     Assigned
                                                                           Shares        Value
- ----------------------------------------------------------------------------------------------

 Balance, November 30, 1992........................................     4,830,755  $ 5,553,469

 Issued under flow-through share offering..........................        62,500       25,000

 Issued on exercise of Flow-Through Warrants.......................     1,666,667      700,000

 Issued on exercise of Special Warrants............................     3,662,000    4,943,700

 Issued on exercise of director and employee stock options.........       214,000      112,000

 Issued on exercise of Broker Warrants.............................       316,200      430,032

 Tax effect of flow-through share renouncements....................            --     (311,750)

 Share and warrant issue costs.....................................            --     (732,535)
- ----------------------------------------------------------------------------------------------
 Balance, November 30, 1993........................................    10,752,122   10,719,916

 Issued on exercise of Special Warrants............................     2,500,000    7,500,000

 Share and warrant issue costs.....................................            --     (523,944)
- ----------------------------------------------------------------------------------------------
 Balance, November 30, 1994........................................    13,252,122  $17,695,972
==============================================================================================

    Common shares reserved:

    (i) 20,000 common shares are reserved with respect to an agreement dated April 30, 1984 whereby the Company is to issue 10,000 common shares to a third party upon completion of each phase of a three phase work program to be carried out on its mineral properties.

    (ii) 30,000 common shares are reserved with respect to an agreement dated December 19, 1984 whereby the Company is to issue these shares to third parties upon a particular area in the Evi field of Alberta attaining commercial production. At November 30, 1994 such commercial production has not been attained.

TRAX PETROLEUMS LIMITED
Notes to Financial Statements, Page 4

Years ended November 30, 1994 and 1993
===============================================================================

4.  SHARE CAPITAL (CONTINUED):

    (iii) The Company has the following common shares reserved for directors and employee stock options:

==============================================================================================
                                                  Exercise              Expiry
Number of shares                                     Price                Date
- ----------------------------------------------------------------------------------------------
       70,000...................................   $  0.40      March 31, 1995
       285,000..................................   $  1.50        May 10, 1998
       100,000..................................   $  1.80    December 4, 1998
==============================================================================================

    (iv) The Company has the following common shares reserved for issuance upon the exercise of Broker Warrants:

==============================================================================================
                                                  Exercise              Expiry
Number of shares                                     Price                Date
- ----------------------------------------------------------------------------------------------

       250,000..................................   $  3.01   February 15, 1995
       50,000...................................   $  1.36       July 16, 1995
==============================================================================================

    The Company has a Shareholder Rights Plan which allows the Company, in the event of a non-permitted bid, to issue shares to all existing shareholders, with the exception of the non-permitted bidder, at a discount to the market price. A permitted bid is one that is for all the shares of the Company by a holder of less than 10% of the shares and must remain open for at least 90 days.


5.  RELATED PARTY TRANSACTIONS:

    Certain directors or their corporations participate in oil and gas activities with the Company on the same terms and conditions as other industry partners. Accounts receivable includes $4,811 (1993 - $338) due from a company controlled by a director, officer and shareholder. Accounts payable includes $13,982 (1993 - nil) owing from a company controlled by a director, officer and shareholder.

    During 1994 the Company acquired geological and geophysical data for $200,000 cash from a company controlled by a director, officer and shareholder.

TRAX PETROLEUMS LIMITED
Notes to Financial Statements, Page 5

Years ended November 30, 1994 and 1993
===============================================================================

6.  INCOME TAXES:

    The income tax provision differs from the amount computed by applying the expected income tax rate to the loss before income taxes. The reasons for the difference are as follows:

==============================================================================================
                                                                       1994             1993
- ----------------------------------------------------------------------------------------------
Expected income tax recovery at 44.34%......................     $(1,116,362)       $(284,850)

Effect on taxes of:
 Non-deductible crown charges, net of
 Alberta Royalty Tax Credit.................................          84,486          31,431
 Resource allowance.........................................        (171,681)        (52,641)
 Non-deductible depletion and depreciation..................         203,772          84,821
 Unrecognized benefit of losses.............................         997,112         219,022
 Other......................................................           2,673           2,217

- ----------------------------------------------------------------------------------------------
                                                                 $       --         $    --
==============================================================================================

    The Company has available approximately $23,000 of income tax losses which may be carried forward and applied against future taxable income expiring in 1996. No benefit in respect of this loss has been recognized in these financial statements.

    The Company has oil and gas interests with a net book value of $2,694,000, the cost of which are not deductible for income tax purposes.

    The Company's tax basis combined with its net operating loss carryforward exceeds its book basis.

7.  CHANGES IN NON-CASH OPERATING WORKING CAPITAL:

    The following table sets forth the changes in the components of operating working capital

==============================================================================================
                                                                       1994             1993
- ----------------------------------------------------------------------------------------------
  Accounts and royalty tax credit receivable..................   $    31,240      $ (400,820)
  Note receivable.............................................      (275,000)             --
  Prepaid expenses and cash calls.............................      (118,889)         47,832
  Accounts payable and accrued liabilities....................    (1,304,096)      1,572,569

- ----------------------------------------------------------------------------------------------
                                                                 $(1,666,745)     $1,219,581
==============================================================================================

                            TRAX PETROLEUMS LIMITED


                              FINANCIAL STATEMENTS


                           NOVEMBER 30, 1992 AND 1991

                             RAMSAY, DALTON & CO.
                             CHARTERED ACCOUNTANTS
                       Suite 1100, 800 - 6th Avenue S.W.
                           Calgary, Alberta T2P 3G3
                           Telephone (403) 265-9464
                              Fax (403) 263-6523


                                AUDITORS' REPORT



To the Shareholders of
Trax Petroleums Limited



       We have audited the balance sheets of Trax Petroleums Limited as at November 30, 1992 and 1991 and the statements of loss and deficit and changes in financial position for the years then ended. These financial statements are the responsibility of the corporation's management. Our responsibility is to express an opinion on these financial statements based on our audit.

       We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform our audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

       In our opinion, these financial statements present fairly in all material respects, the financial position of the corporation as at November 30, 1992 and 1991 and the results of its operations and the changes in its financial position for the years then ended in accordance with generally accepted accounting principles.


                                              /s/ RAMSAY, DALTON & CO.
Calgary, Alberta
February 12, 1993                                Chartered Accountants

                            TRAX PETROLEUMS LIMITED

                                 BALANCE SHEETS


                                              November 30,       November 30,
                                                  1992              1991
                                              ------------       ------------

                                     ASSETS

CURRENT ASSETS
 Cash and term deposits                       $     8,213        $   505,842
 Accounts and royalty tax credit
   receivable - Note 5                            267,461            976,483
 Prepaid expenses and cash calls                   50,156              2,729
                                              -----------        -----------

                                                  325,830          1,485,054

PROPERTY AND EQUIPMENT - Note 2                 2,706,859          2,659,097
                                              -----------        -----------

                                              $ 3,032,689        $ 4,144,151
                                              ===========        ===========

                      LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
 Accounts payable and accrued liabilities     $   498,507        $ 1,583,691
                                              -----------        -----------

NOTE PAYABLE - Note 3                             540,000                  -
                                              -----------        -----------

SITE RESTORATION COSTS                             18,000                  -
                                              -----------        -----------

SHAREHOLDERS' EQUITY
 Share capital - Note 4                         5,553,469          5,553,469
 Deficit                                       (3,577,287)        (2,993,009)
                                              -----------        -----------

                                                1,976,182          2,560,460
                                              -----------        -----------

                                              $ 3,032,689        $ 4,144,151
                                              ===========        ===========



APPROVED BY THE DIRECTORS



- -----------------------------------
Director



- -----------------------------------
Director

See accompanying notes

                            TRAX PETROLEUMS LIMITED

                         STATEMENTS OF LOSS AND DEFICIT

                                             Year ended      Year ended
                                            November 30,    November 30,
                                                1992            1991
                                            ------------    ------------
REVENUES
 Oil and gas sales                           $  671,846      $  498,530
 Alberta royalty tax credit                      81,000          55,000
 Property operating fees                         31,814         111,955
 Other income                                     6,329          52,253
                                             ----------      ----------

                                                790,989         717,738
                                             ----------      ----------

COSTS AND EXPENSES
 Depletion and depreciation                     643,000         684,339
 Office and administration - Note 5             447,849         393,367
 Lease operating costs                          209,227         143,584
 Dry hole costs                                  43,635          77,235
 Geophysical costs                               31,556          30,129
                                             ----------      ----------

                                              1,375,267       1,328,654
                                             ----------      ----------

LOSS FOR YEAR                                   584,278         610,916

DEFICIT, beginning of year                    2,993,009       2,382,093
                                             ----------      ----------

DEFICIT, end of year                         $3,577,287      $2,993,009
                                             ==========      ==========

LOSS PER SHARE                                    $0.12           $0.12
                                             ==========      ==========

See accompanying notes

                            TRAX PETROLEUMS LIMITED

                  STATEMENTS OF CHANGES IN FINANCIAL POSITION

                                               Year ended      Year ended
                                              November 30,    November 30,
                                                  1992            1991
                                              ------------    ------------
CASH USED BY OPERATIONS
 Loss for the year                             $  (584,278)    $ (610,916)
 Items not requiring cash:
   Depletion and depreciation                      643,000        684,339
   Dry hole costs                                   43,635         77,235
   Geophysical costs                                31,556         30,129
                                               -----------     ----------

   Cash flow from operations                       133,913        180,787

   Capital provided (used) by non-cash
     working capital                              (423,589)      (623,699)
                                               -----------     ----------

                                                  (289,676)      (442,912)
                                               -----------     ----------

FINANCING ACTIVITIES
 Increase in note payable                          540,000              -
 Issue of share capital                                  -         16,000
                                               -----------     ----------
                                                   540,000         16,000
                                               -----------     ----------

CASH AVAILABLE FOR INVESTING                       571,574       (426,912)
                                               -----------     ----------

INVESTING ACTIVITY
 Proceeds on sale of property and equipment        321,250              -
 Acquisition of property and equipment          (1,069,203)      (405,828)
 Exploration funds released from trust                   -         80,763
                                               -----------     ----------
                                                  (747,953)      (325,065)
                                               -----------     ----------

       Decrease in cash and term deposits         (497,629)      (751,977)

CASH AND TERM DEPOSITS, beginning of year          505,842      1,257,819
                                               -----------     ----------

CASH AND TERM DEPOSITS, end of year            $     8,213     $  505,842
                                               ===========     ==========

See accompanying notes

                            TRAX PETROLEUMS LIMITED

                         NOTES TO FINANCIAL STATEMENTS

                           NOVEMBER 30, 1992 AND 1991



NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES

       Trax Petroleums Limited (Trax) is incorporated under the laws of the province of British Columbia and is a 42% (1991 - 43%) owned subsidiary of D.W. Axford and Associates Ltd. (Axford).

 Petroleum and Natural Gas Properties

       The successful efforts method of accounting is used for oil and gas operations. Under this method, lease acquisition costs are capitalized and lease carrying costs are expensed. The capitalized costs of significant undeveloped leases are reviewed annually, and a charge is made to earnings for impairment of value when necessary.

       Costs of leases which become productive, together with associated exploration and development and equipment costs are depleted on the unit-of-production method based on estimated proven reserves of oil and gas as prepared by independent consultants. Producing properties are regarded as impaired if projected future revenue less direct operating costs and estimated costs of eventual abandonment is less than the capitalized cost of the property and a write down is recorded if necessary. When undeveloped leases are surrendered, any remaining costs are charged against earnings. Future obligations for site restoration costs, including dismantling and abandoning properties, are accrued using the unit of production method. The annual provision is expensed as depletion and accumulated as a long liability which is reduced as actual expenditures are made.

       Geological and geophysical costs are expensed as incurred, and the costs associated with unsuccessful drilling are written off when the wells are abandoned.

 Joint Ventures

       Substantially all of Trax's exploration and development activities related to oil and gas are conducted jointly with others. The accounts reflect only Trax's proportionate interest in such activities.

 Depreciation

       Depreciation of office furniture and equipment is provided using the declining balance method at rates of 20% and 30%. Leasehold improvements are amortized using the straight line method over the term of the lease.

                            TRAX PETROLEUMS LIMITED

                                NOTES CONTINUED

                           NOVEMBER 30, 1992 AND 1991



NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

 Loss Per Share

       Loss per share is calculated using the weighted average number of shares outstanding during the year.

 Income Tax

       The tax allocation method of accounting for income taxes is followed by Trax, whereby deferred taxes are provided to the extent that the taxes otherwise payable are reduced or increased by claiming certain items for tax purposes at different times than the related items are claimed in the statements of loss.

 Flow-through share financing

       Trax finances a portion of its exploration and development programs with flow-through share issues. Under this financing arrangement, shares are issued at a fixed price and the proceeds are used to fund exploration work within a defined time period. Exploration funds in trust under these arrangements are recorded as a long-term asset which is then reduced as the funds are spent.


NOTE 2 - PROPERTY AND EQUIPMENT

                                                   1992        1991
                                                ----------  ----------

 Petroleum and natural gas properties           $4,360,749  $3,736,696
 Oilfield production equipment                     289,293     241,340
 Office furniture and equipment                     22,698      22,498
 Leasehold improvements                              5,113       4,557
                                                ----------  ----------

                                                 4,677,853   4,005,091

 Less accumulated depreciation and depletion     1,970,994   1,345,994
                                                ----------  ----------

                                                $2,706,859  $2,659,097
                                                ==========  ==========


NOTE 3 - NOTE PAYABLE

       The note relates to the purchase of oil and gas properties. The note was replaced with a term loan from a Canadian Chartered Bank, interest at prime plus 1.5%, repayable $15,000 monthly. These financial statements reflect the repayment terms as refinanced.

                            TRAX PETROLEUMS LIMITED

                                NOTES CONTINUED

                           NOVEMBER 30, 1992 AND 1991


NOTE 4 - SHARE CAPITAL

 Authorized:

   20,000,000 common shares without nominal or par value


Issued:                                    Number        $
                                          ---------  ----------

       November 30, 1990                  4,790,755   5,537,469

   Exercise of directors and employees
     stock options                           40,000      16,000
                                          ---------  ----------
       November 30, 1991 and 1992         4,830,755  $5,553,469
                                          =========  ==========

       Common shares have been reserved:

       i) 20,000 common shares with respect to an agreement dated April 30, 1984 whereby Trax is to issue 10,000 common shares to a third party upon completion of each phase of a three phase work program to be carried out on its mineral properties.

       ii) 30,000 common shares with respect to an agreement dated December 19, 1984 whereby Trax is to issue these shares to third parties upon a particular area in the Evi field of Alberta attaining commercial production. At November 30, 1992 such commercial production has not been attained.

       iii) 110,000 common shares for directors and employee stock options exercisable at $0.40 per share expiring May 13, 1993.

       iv) 10,000 common shares for an employee exercisable at $0.40 per share expiring December 6, 1993.


NOTE 5 - RELATED PARTY TRANSACTIONS

       Certain directors or their corporations participate in oil and gas activities with Trax on the same terms and conditions as other industry partners. Accounts receivable includes $6,497 (1991 - $130,668) due from Axford.

      During 1992 Trax acquired property, plant and equipment from Axford for $37,000 cash and liabilities of $126,545 of Trax were assumed by Axford.

      During 1992 Trax paid approximately $140,000 (1991 - $123,000) in salaries to employees and directors who are also directors of Axford.

                            TRAX PETROLEUMS LIMITED

                                NOTES CONTINUED

                           NOVEMBER 30, 1992 AND 1991



NOTE 6 - INCOME TAXES

       The following reconciles the difference between income tax recorded and the expected tax expense obtained by applying the expected tax rate to income before income taxes.

                                                 1992           1991
                                              ----------     ----------

 Expected tax expense (recovery) at 43%       $(251,200)     $(262,700)
 Effect on taxes of:
   Non deductible crown charges, net             19,900         27,800
   Resource allowance                           (15,200)        (6,900)
   Unrecognized tax loss benefits               244,400        240,800
   Other                                          2,100          1,000
                                              ---------      ---------

 Actual tax expense                           $    -         $    -
                                              =========      =========

       Trax has available approximately $190,000 of income tax losses which may be carried forward and applied against future taxable income expiring; 1994 - $81,000; 1995 - $86,000; 1996 - $23,000. No benefit in respect of these losses has been recognized in these financial statements.

       Trax has oil and gas interests with a net book value of $430,000 (1991 - $884,000), the cost of which are not deductible for income tax purposes.


NOTE 7 - COMMITMENT

       Trax has a non-cancellable lease for office space expiring February 1995. Annual minimum rent payable is $12,756 plus a proportionate share of property taxes and operating costs. Trax has equipment leases with a cancellation fee of $9,000.


NOTE 8 - SUBSEQUENT EVENTS

       During December 1992 Trax issued 62,500 shares for $25,000 on a flow-through basis. As at the date of these financial statements, all required expenditures had been made.


NOTE 9 - CHANGES IN NON-CASH OPERATING WORKING CAPITAL

       The following table sets forth the changes in the components of operating working capital.

                                                 1992           1991
                                             ------------    ----------

       Accounts and royalty tax credit
        receivable                           $   709,022     $(577,673)
       Prepaid expenses and cash calls           (47,427)       (1,139)
       Accounts payable                       (1,085,184)      (44,887)
                                             -----------     ---------

                                              $ (423,589)    $(623,699)
                                              ===========    ==========


NOTE 10 - RECONCILIATION TO UNITED STATES ACCOUNTING PRINCIPLES

       The financial statements have been prepared in accordance with Canadian generally accepted accounting principles which conform in all material respects with United States generally accepted accounting principles.

                            TRAX PETROLEUMS LIMITED
                      Balance Sheet as at August 31, 1995
                                  (unaudited)



Assets
Current Assets:
        Cash and term deposits                          $   115,382
        Accounts and ARTC receivable                      1,072,331
        Note receivable                                     275,000
        Prepaid expenses and cash calls                      52,961
                                                        -----------
                                                          1,515,674

Capital assets                                            8,738,418
                                                        -----------

                                                        $10,254,092
                                                        ===========

Liabilities and Shareholders' Equity
Current liabilities:
        Accounts payable and accrued liabilities        $   659,846
        Current portion of long-term debt                    80,000
                                                        -----------
                                                            739,846

Long-term debt                                              612,911

Provision for future removal and
  site restoration costs                                    155,000

Shareholders' equity:
        Share capital                                    17,745,972
        Deficit                                          (8,999,637)
                                                        -----------
                                                          8,746,335
                                                        -----------

                                                        $10,254,092
                                                        ===========

              See accompanying note to the financial statements.

                            TRAX PETROLEUMS LIMITED
                     Statements of Operations and Deficit
                         Nine months ended August 31,
                                  (unaudited)

                                                    1995            1994
                                                ------------    ------------
Revenues:
        Oil and gas sales (net of royalties)    $ 2,067,417     $ 2,129,772
        Alberta royalty tax credit                  294,493         200,000
        Property operating fees                      95,646          80,168
        Interest and other income                    64,972         265,502
                                                -----------     -----------
                                                  2,522,528       2,675,442
                                                -----------     -----------

Costs and expenses:
        General and administrative                  849,163         741,395
        Lease operating                             560,143         519,030
        Depletion and depreciation                1,529,321       1,200,000
        Dry hole and surrendered lease costs      1,774,775       2,334,924
        Geological and geophysical                   49,580         233,112
        Interest                                     21,741          19,900
                                                -----------     -----------
                                                  4,784,723       5,048,361
                                                -----------     -----------

Net loss                                         (2,262,195)     (2,372,919)
Deficit at beginning of period                   (6,737,442)     (4,219,710)
                                                -----------     -----------

Deficit at end of period                        $(8,999,637)    $(6,592,629)
                                                ===========     ===========

Loss per share                                  $     (0.17)    $     (0.19)
                                                ===========     ===========

              See accompanying note to the financial statements.

                            TRAX PETROLEUMS LIMITED
                  Statements of Changes in Financial Position
                         Nine Months ended August 31,
                                  (unaudited)


                                                      1995              1994
                                                  ------------      ------------
Cash provided by (used in):

Operating activities:
        Net loss                                  $(2,262,195)      $(2,372,919)
        Items not requiring cash:
          Depletion and depreciation                1,529,321         1,200,000
          Dry holes and surrendered lease costs     1,774,775         2,334,924
          Geological and geophysical costs             49,580           233,112
                                                  -----------       -----------
        Funds generated from operations             1,091,481         1,395,117
        Changes in non-cash working capital          (474,172)       (2,496,552)
                                                  -----------       -----------
                                                      617,309        (1,101,435)

Financing activities:
        Issue of shares                                50,000                 -
        Share and warrant issue costs                       -         (521,265)
        Borrowing (repayment) of long-term debt       477,911         (135,000)
                                                  -----------       -----------
                                                      527,911         (656,265)

Investing activities:
        Expenditures on capital assets             (4,381,234)       (6,061,988)
        Proceeds from sale of capital assets                -            65,000
                                                  -----------       -----------
                                                   (4,381,234)       (5,996,988)
                                                  -----------       -----------

Decrease in cash                                   (3,236,014)       (7,754,688)

Cash, beginning of period                           3,351,396        11,198,321
                                                  -----------       -----------

Cash, end of period                               $   115,382       $ 3,443,633
                                                  ===========       ===========


              See accompanying note to the financial statements.

                            TRAX PETROLEUMS LIMITED
                    CONDENSED NOTE TO FINANCIAL STATEMENTS
                                  (Unaudited)

     In the opinion of Trax Petroleums Limited (the "Company"), the accompanying financial statements, which have not been audited by independent public accountants, contain all adjustments necessary, consisting of normal recurring accruals, to present fairly the Company's financial position, the results of its operations and its cash flows for the periods reported. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. It is suggested that these financial statements be read in conjunction with the Company's audited financial statements and footnotes thereto for the year ended November 30, 1994, included elsewhere herein. The results of operations for the nine months ended August 31, 1995 and 1994 are not necessarily indicative of the results to be expected for a full year.

     The financial statements have been prepared in accordance with Canadian generally accepted accounting principles which conform in all material respects, except for disclosure requirements, with United States generally accepted accounting principles.

     The financial statements are stated in Canadian dollars.